                                                                                             May 1, 2003

Thrivent Funds
625 Fourth Avenue South
Minneapolis, MN  55415

Attention:  Charles D. Gariboldi, Treasurer

RE:  Loan Agreement

Ladies and Gentlemen:

             State  Street  Bank and Trust  Company  (the  "Bank")  is  pleased  to make available a $75,000,000 committed unsecured revolving  line of credit  (the "Committed  Line") to the  investment  companies  listed in  Appendix I attached hereto (each, a
"Borrower"), each acting on behalf of itself and any fund series thereof (each such series, a "Fund") on the following terms and conditions:

             I.         Committed Line

             1.         Term.  The Committed Line shall commence  on the date  hereof and expire  April 30,  2004 (the  "Expiration
Date"),  unless  extended  in the discretion of the Bank or terminated  by a Borrower  on behalf of a Fund as  provided  herein.  A
Borrower on behalf of a Fund may  terminate  the Committed Line upon five days prior written notice and payment of all  outstanding principal, interest, fees, costs and expenses on the effective date of termination.

             2.         Notice and Manner of Borrowings. Subject to the terms and conditions  hereof,  the Bank will make revolving loans to a  Borrower  on behalf of a Fund under  the  Committed  Line (each  such  loan,  a "Loan") not to exceed in the  aggregate outstanding hereunder at any time the least of (a) $75,000,000 (the  "Committed Line Amount");  or (b) the maximum amount which the
Borrower  or Fund is  permitted  to borrow (i)  pursuant to the  Prospectus,  the Investment Company Act or any  registration  made thereunder, any vote of the shareholders of the Borrower or Fund, any agreement of the Borrower or Fund with any foreign,  federal, state or local securities division to which the  Borrower or  Fund is subject, any  other applicable agreement or document to which the Borrower or Fund is a party or any law, rule or regulation applicable to the Borrower or Fund, or (ii) 15% of the value of the total assets of the Fund for which a Loan is extended  (after giving effect to the  requested  Loan) based upon the current  market value of such Fund's assets  determined  with reference to daily prices  provided by independent  pricing sources at the time the
Loan is to be made (the least of (a) or (b), the "Maximum  Facility  Amount").  Each request for a Loan  hereunder,  shall be made in writing by the Borrower  on behalf of a Fund by  delivering  a  completed  loan  request  in the form of  Exhibit B  attached hereto  and such other information or  documentation  as the Bank may reasonably  request.  Each such Loan request shall be made by the Borrower on behalf of the Fund and  received by the Bank not later than 4:00 p.m.  Boston time on the  Business  Day on which such Loan is to be made.  Each Loan request  hereunder  shall be deemed to be a  confirmation  by the Borrower on behalf of the Fund that no Default has occurred and is  continuing  hereunder  with respect to the Fund,  that the  representations  and  warranties of the Borrower on behalf of the Fund described  below  remain true and correct and that no  borrowing  limitations  applicable  to the
Fund will be exceeded  after  giving effect to the requested Loan, each of which shall be a precondition to the making of any Loan hereunder.

             3.         Evidence of Indebtedness. All Loans will be evidenced by a promissory note in the form  attached  hereto as
Exhibit A (the  "Note"). Each Borrower on behalf of a Fund  hereby  authorizes the Bank to record  each Loan and the  corresponding information on the schedule forming part of the Note, and, absent manifest error, this record shall govern and control. The failure by the Bank to record,  or any error in so recording,  any such amount on the Bank's books and records, such schedule, or any other record  maintained  by the Bank,  shall not limit or  otherwise  affect the  obligation of the Borrower on behalf of a Fund to make payments of principal of and interest on each Loan as provided herein and in the Note.

             4.         Interest Rate. Principal on each outstanding Loan shall bear interest at a variable rate per annum equal to the Bank's overnight federal funds rate as determined by the Bank (established  daily at 9:30 A.M. Boston time) plus .50% per annum which rate shall change when such federal funds rate changes.  Interest on each Loan shall be calculated  on the basis of a 360-day year for the actual number of days  elapsed.  Following the  occurrence  and during the continuance of a Default  hereunder, unpaid principal on any Loan, and to the extent  permitted by applicable  law, unpaid interest on any Loan, shall thereafter bear interest and such  default  interest  shall be payable on demand,  until paid in full (after as well as before judgment) at a rate per annum equal to two percent (2%) above the rate otherwise applicable to such Loan hereunder.

             5.         Payments and Prepayment/Recourse. Each Loan, together with accrued and unpaid interest thereon, shall be due and payable upon the earliest of (a) 60 days following the date on which such Loan is made, (b) the date on which such Loan becomes due pursuant to Section II, Paragraph 4 below following the occurrence of a Default; or (c) the Expiration Date; provided, however, that a  Borrower  on behalf of a Fund shall not have a Loan  outstanding  for a period in excess of sixty (60) consecutive calendar days.  Interest on all Loans shall be payable monthly in arrears on the fifteenth day of each month, provided however, that if such day is not a Business  Day,  interest shall be payable on the preceding  Business Day, with all accrued and unpaid interest due and payable on the same day when principal is due and payable.  Each Borrower and Fund  covenants  and agrees to repay the  outstanding aggregate  principal amount of the Loans that at any time exceeds  the  Maximum Facility  Amount,  upon the earlier to occur of the
Borrower or Fund first becoming  aware of any such excess or demand by the Bank (except that no Borrower  shall be required to make any such  repayment if such repayment is required solely because the Maximum Amount applicable to any other Borrower or any Fund of such Borrower has been  exceeded). Loans may be prepaid without penalty and any amounts  prepaid may be  reborrowed  subject to the terms hereof. All payments of principal and interest with respect to any Loan shall be made no later than 2:00 P.M.  Boston time on the date due without set off or deduction in immediately  available  United  States  dollars at the Bank's  office at 225  Franklin
Street, Boston, Massachusetts or as otherwise directed in writing by the Bank.

             The Bank and each Borrower acknowledge and agree that all persons dealing with such Borrower  shall look solely to the trust or corporate (as appropriate) property of such Borrower for the enforcement of any claim against such  Borrower.  None of the directors, trustees, officers, employees, agents or shareholders of the Borrower on behalf of a Fund assumes any personal liability for the obligations entered into on behalf of the Borrower or Fund with respect to the Committed Line.  In addition,  the principal amount of the Loans and accrued  interest  thereon, any fees or additional  amounts payable in connection  with or relating to such
Loans pursuant to this  Agreement, and all other obligations  of a Borrower,  shall be paid or repaid solely from the assets of the
Fund constituting a series of such Borrower, for which a Loan is made and the Bank shall have no right of recourse or offset against the assets of any other series of either Borrower or any other Borrower or Fund.

             6.    Commitment Fee. Each Borrower on behalf of a Fund agrees to pay to the Bank a  commitment  fee equal to .08% per annum on the daily unused portion of the Committed Line Amount which shall be payable quarterly in arrears on or before the 15th day following the end of each March, June, September and December of each year and on the Expiration  Date or, if earlier,  on the date when the commitment hereunder is terminated, provided that the Borrowers may consult among themselves and determine,  in their sole discretion, how such commitment fee shall be allocated among the Borrowers, provided further that contemporaneous  with the payment of such fee to the Bank,  the  Borrowers  shall  provide the details of such  allocation to the Bank in writing. The commitment fee described herein shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

             7.      Use of Loan Proceeds. Proceeds of Loans may be used only (a) to temporarily  finance  the  purchase or sale of securities  for prompt  delivery if the Loan is to be repaid  promptly in the  ordinary course of business upon completion  of such purchase or sale  transaction;  or (b) to finance the  redemption  of the shares of an  investor of the Borrower or Fund. Each Loan shall be made in compliance with, and subject to, Federal  Reserve Regulation U and no portion of any proceeds of any Loan shall be used directly or indirectly in violation of any provision of any statute, regulation, order or restriction  applicable to the Bank, the Borrower or Fund.

             8.      Addition of Borrowers/Funds. With the prior consent of the Bank and in any event no more than once per quarter, a Borrower or Fund may request the addition of (a) an open-end management investment company or (b) any fund series of a Borrower to the terms of this Agreement, so long as each such additional open-end management investment company or fund series is not advised by an affiliate of the Bank.

             9.         Security.  All obligations of the Borrowers and Funds in  connection  with the Committed  Line shall remain unsecured, however, the Bank shall remain as Custodian of the assets of each Borrower and Fund.

             II.        General Loan Terms

             1.         Covenants. Until all obligations of a Borrower or Fund with respect to the Committed Line have been paid in full and the Committed Line has been terminated, unless otherwise consented to in writing by the Bank, each Borrower, severally and not jointly, covenants and agrees as follows both as to itself and as to each of its Funds:

                        a)        not to issue any preferred stock or create, incur,  assume,  suffer to exist,  or  guarantee  any indebtedness other than, to the extent permitted by the Prospectus (i) reverse repurchase agreements entered into by the Borrower or
Fund aggregating not in excess of 5% of the Borrower or Fund's total assets, (ii) indebtedness to the Bank, and indebtedness to the
Custodian  of the Borrower or Fund  incurred in  connection  with such  custody  relationship (other than indebtedness for borrowed money), (iii) indebtedness and guarantees existing as of the date of this Agreement and disclosed on Exhibit C, (iv) preferred stock or other indebtedness and guarantees with the prior consent of the Bank; and (v) other indebtedness incurred in the ordinary course of the  Borrower or Fund's  business as  described  in the then  current  Prospectus  and Statement of Additional  Information,  in
connection  with  portfolio  investments  and investment  techniques  permissible under the Investment Company Act (and not for the primary  purpose of borrowing  money), but only to the extent such indebtedness is reflected in the calculation of the Fund's total assets;

                        b)        not to create, incur, assume or suffer to exist any mortgage, pledge, security interest,  lien or other charge or  encumbrance upon any of its assets or properties, or enter into any agreement preventing it from  encumbering  any such assets or properties other than, to the extent permitted by the Prospectus (i) those in favor of the Bank or its affiliates or subsidiaries, (ii) those shown on Exhibit D, (iii) those in favor of the Custodian of the Borrower or Fund, (iv) those for which the
Bank has given its prior written approval, (v) those in the ordinary course of the Borrower or Fund's business arising out of or in connection with portfolio investments and investment techniques allowed by Section II, paragraph  1(a)(v) above; and (vi) liens for taxes, fees, assessments and other governmental charges not yet due and payable;

                        c)        to (i) duly observe and comply in all material  respects  with all  applicable  laws,  including, without limitation, the Investment Company Act and any asset coverage and borrowing  restrictions  and restrictions on indebtedness and extensions of credit contained therein and applicable to the Borrower or Fund and applicable securities  laws and  regulations, and pay all taxes and  governmental  charges  prior to the time they  become delinquent, (ii) maintain in full force and effect all licenses and permits necessary in any  material respect for the proper  conduct of its  business,  (iii)  maintain its status as an open-end management investment company registered under the Investment Company Act and its status as a regulated investment company under  Subchapter M of the Internal  Revenue Code, (iv) operate in compliance with its organizational documents, the Prospectus and any other applicable investment policies and restrictions and agreements relating thereto, (v) not permit there to occur a change in the investment adviser or custodian of the Borrower or Fund's assets from the Investment Adviser and Custodian or permit any change in the investment  objectives or in the  investment restrictions of the Borrower or Fund as described in the Prospectus without the prior written consent of the Bank in each instance not to be unreasonably withheld, (vi) comply with all terms and provisions of all documents evidencing or securing  any  indebtedness  to the Bank,  (vii)  comply  with all terms and  provisions  of all  documents evidencing or securing any indebtedness to any party other than the Bank involving an aggregate amount in excess of $500,000 ("Other
Indebtedness"), (viii) immediately notify the Bank of any default or event of default with respect to Other Indebtedness and of any default under or termination of any agreement with the Custodian or with the Investment Adviser and to provide to the Bank a copy of any notice received by the Borrower or Fund relating thereto and any notice or claim of any such default or  termination,  and (ix)
immediately notify the Bank of any Default hereunder and of any litigation or governmental  proceeding inspection or  investigation commenced or threatened in writing against the Borrower or Fund;

                        d)        to permit the Bank or its  representatives and agents to visit and inspect the  properties of the
Borrower or Fund and make  copies or  abstracts from the Borrower or Fund's books and records at all such  reasonable  times and as often as may be reasonably desired;

                        e)        to pay all reasonable fees, costs and expenses incurred or paid by the Bank, including the Bank's attorney's fees and expenses, in connection with the administration, enforcement, amendment or termination of the Loan Documents;

                        f)        to submit to the Bank: (i) within 65 days after the end of each semi-annual period in each fiscal year, the Borrower or Fund's semi-annual  or annual,  as the case may be,  financial  statements  including a statement  of assets, liabilities and investments as of the end of each such  period in a form  received by the  shareholders  and, in the case of annual statements, audited by a certified  public accountant, (ii) all proxy  materials,  reports to  shareholders  and other  information delivered to shareholders of the Borrower or Fund or to the United  States  Securities and Exchange  Commission  including,  in any event,  copies of any material  change to the Prospectus or registration statement, and (iii) such other  financial  statements and information  as to the Borrower or Fund or Investment Adviser as the Bank may reasonably  request from time to time.  All financial statements required hereunder shall be prepared in accordance with generally accepted accounting principles consistently applied;
and

                        g)        execute and  deliver such additional instruments  to the  reasonable  satisfaction  of the Bank's counsel and take such further  action as the Bank may reasonably request solely to effect the purpose of the Loan Documents and the
Loans.

             2.         Representations and Warranties.  Each Borrower  severally  represents  and  warrants to the Bank both as to itself and as to each of its Funds (but not as to the other Borrower or any of its Funds) that:

                        a)        it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization,  and it is registered as an open-end  management investment company under the Investment Company
Act, and each of its Funds is qualified as a regulated  investment company within the meaning of the United States Internal Revenue
Code of 1986,  has all  requisite  power and authority to own its property and conduct its  business as is now  conducted,  is duly authorized to do business in each jurisdiction  where the nature  of its properties or  business  requires such qualification  and where failure  to be so qualified would reasonably be  expected  to have a  Material  Adverse  Effect,  and is in  compliance  with its organizational  documents  and  applicable  law,  including,  without  limitation,  the  Investment  Company Act and  Federal
Reserve Regulation U and X. The Borrower or Fund has filed all income tax returns and paid all taxes due  pursuant to such  returns and the charges, accruals and reserves on the books and records of the Borrower or Fund with respect to such taxes and charges are, in the opinion the Borrower or Fund, adequate;

                        b)        the execution,  delivery and performance of each of the Loan Documents and the making of any Loan by the Bank to the Borrower or Fund  hereunder  (i) are, and will be, within the Borrower or Fund's power and authority, (ii) have been authorized by all necessary trust or corporate proceedings, as the case may be, (iii) do not, and will not, require the consent of any  shareholders of the Borrower or Fund or approvals of any governmental  authority other than those which have been received,
(iv) will  not contravene  any provision of, or exceed  any limitation contained in, the articles of incorporation, declaration of trust, or by-laws  or other organizational  documents  of  the Borrower or Fund or the Prospectus or any law, rule or regulation applicable to the Borrower or Fund; including,  without limitation,  the Investment Company Act; and the same will be in compliance with Federal Reserve Regulations T, U and X, upon the execution of a Federal  Reserve Form U-1, and the  Investment  Company Act,
(v) does not constitute a default  under any other  material  agreement,  order or  undertaking  binding on the Borrower or Fund, and (vi) does not require the consent or approval of any obligee or holder of any instrument relating to the Other Indebtedness  or any other party other than for those consents and approvals which have been received;

                        c)        each of the Loan Documents constitutes the legal, valid, binding and enforceable obligation of the
Borrower or Fund,  except as the same may be limited by  bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general equitable principles;

                        d)        all financial statements previously furnished to the Bank by the Borrower or Fund were prepared in all material respects in accordance with generally accepted  accounting  principles and present fairly and completely the financial position of the Borrower or Fund.  Since the date of such  statements,  there has been no  material  adverse  change in the assets, liabilities, financial condition or business of the Borrower or Fund other than in the ordinary course of business. The Borrower or
Fund has  disclosed  to the Bank in  writing  any and all facts  which,  to the best of the  Borrower or Fund's knowledge after due inquiry, materially and adversely affect or may materially and adversely affect the business, operations or financial  condition of the Borrower or Fund or the ability of the Borrower or Fund to perform its obligations under the Loan Documents;

                        e)        the  Borrower or Fund has good and marketable title to all its  material  properties,  assets and rights of every name and nature  purportedly owned by it, except for encumbrances shown on Exhibit D or permitted under Section II, paragraph 1(b);

                        f)        there is no litigation, arbitration, proceeding or investigation  pending,  or to the best of the
Borrower or Fund's  knowledge  overtly  threatened,  against the Borrower or Fund or the Investment Adviser except those previously disclosed by the Borrower or Fund to the Bank in writing and those described on Exhibit E attached hereto;

                        g)        the shares of the Borrower or Fund have been  registered under the Securities Act of 1933 and are eligible for sale under applicable state and federal securities laws and regulations;

                        h)        with regard to the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder,  collectively,  as amended and in effect from time to time ("ERISA"),  the  Borrower or Fund is not treated as a single employer with any other person under ERISA, and has no liability with respect to any benefit  arrangement,  plan or  multi-employer plan subject to ERISA;

                        i)        to the best of the Borrower's knowledge, the Borrower and each Fund is not an "Affiliated Person", as defined in the Investment Company Act, with the Bank;

                        j)        the  Investment Adviser serves as investment  adviser to the  Borrower or Fund and the  Custodian serves as custodian for assets of the Borrower or Fund; and

                        k)        the Borrower and each Fund has complied with, and is in compliance in all material respects with, the investment policies and restrictions set forth in the Prospectus.

             The making of each Loan hereunder to the Borrower or Fund shall be deemed to be a reaffirmation by the Borrower or Fund as to the representations and warranties contained in this paragraph and confirmation that no Default has occurred hereunder or will occur after giving effect to the making of such Loan.

             3.         Default. It will be a Default hereunder with respect to the Borrower or Fund if any of the following events occur, as appropriate, with respect to such Fund or to the Borrower of which such Fund is a series:

                        a)        the Borrower or Fund fails to pay (i) when due any amount of principal of any Loan, or (ii) within five (5) days any amount of interest thereon, or any fees or expenses payable hereunder or under the Note; or

                        b)        the Borrower or Fund fails to perform any term, covenant or agreement contained in any of the Loan
Documents or a default or event of default occurs thereunder; or

                        c)        any material representation or warranty of the Borrower or Fund made in any of the Loan Documents or as an inducement for the Bank to make any Loan shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

                        d)        the  Borrower or Fund fails to pay or perform any Obligation whether  now  existing or  hereafter arising, except as otherwise provided in this Section II, Paragraph 3, when due or the Borrower or Fund fails to pay at maturity, or within any applicable period of grace, any obligations for Other Indebtedness, or for the use of real or personal property, or fails to observe or perform any term, covenant or agreement evidencing or securing such Other Indebtedness or relating to such use of real or personal property; or

                        e)        the Borrower or Fund, or the Investment Adviser (i) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its  property, (ii) is generally not paying its debts as such debts become due,  (iii) makes a general  assignment  for the benefit of its creditors, (iv) commences any case or proceeding relating to the business affairs of the Borrower or such Fund under any law relating to  bankruptcy,  insolvency,  reorganization,  winding-up or composition or adjustment of debts,  or any other law providing  for the relief of  debtors,  (v) fails to contest in a timely or appropriate manner, or  acquiesces  in writing  to, any petition  filed  against it in an  involuntary case under the Federal Bankruptcy Code or other law, (vi) takes any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing or (vii) discontinues its business; or

                        f)        a proceeding or case shall be commenced against the Borrower or Fund, or the  Investment  Adviser without  the  application  or  consent  of  such  party,  in any  court  of  competent jurisdiction, seeking (i)  the  liquidation, reorganization, dissolution, winding-up, or composition or readjustment of its debts, (ii) the appointment of a trustee,  receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets,  or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 60 days; or an order for relief shall be entered in an involuntary  case under the Federal Bankruptcy Code, against the Borrower or Fund, or the Investment Adviser or action under the laws of the jurisdiction of incorporation or organization of the Borrower or
Fund or the Investment Adviser similar to any of the foregoing shall be taken with respect to the Borrower or Fund or the Investment
Adviser and shall continue unstayed and in effect for any period of 60 days; or

                        g)        a final judgment or final order for the payment of money is entered  against the Borrower or Fund by any court, or an execution or similar process is issued or levied against property of the Borrower or Fund, that in the aggregate exceeds $500,000 in value and such judgment, order,  warrant or process is not within 45 days after  entry  thereof  discharged  or stayed pending appeal or is not discharged within 45 days after the expiration of such stay; or

                        h)        there occurs a change in the business, assets, financial condition or prospects of the Borrower or
Fund resulting in a Material Adverse Effect,  but shall not include a decline in the net assets of the  Borrower or Fund  resulting from redemptions by shareholders of the Borrower or Fund, or a decline in market value of securities held by the Borrower or Fund;
or

                        i)        any investment advisory agreement which is in effect on the date  hereof relating to the  Borrower or Fund terminates, or the Investment Adviser ceases to serve as the investment  adviser for the Borrower or Fund; or the Custodian ceases to serve as the custodian for the Borrower or Fund's assets without the prior  written  consent of the Bank in each instance which consent shall not be unreasonably withheld; or

                        j)        the Borrower or Fund  shall violate, or take any action that  would result in a material violation of any of its fundamental investment policies or fundamental restrictions applicable to the Borrower or Fund as in effect from time to time, including those as set forth in the Prospectus.

             Notwithstanding any provision of this Agreement to the contrary, if there occurs any Default  solely with respect to a particular Fund that is a series of a Borrower, such Default  shall not constitute a Default with respect to any other Fund of such
Borrower, or any other Borrower or Fund of such other Borrower and shall not permit the Bank to  terminate  the  Committed  Line or exercise any of its other remedies as to such other Fund or other Borrower.

             4.         Remedies.  Upon the occurrence of a Default  described in Section  II(3)(e)  and (f) to the extent the same relates to such Fund or to the Borrower of which such Fund is a series, immediately and automatically;  and upon the  occurrence of any other Default at any time thereafter while such Default is continuing, at the Bank's option and upon the Bank's declaration:

                        a)        the Committed Line established hereunder shall terminate with respect to the subject Fund;

                        b)        the unpaid principal amount of the Loans to the Borrower  on behalf of such Fund,  together  with accrued interest and all other Obligations with respect to such Fund, shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; and

                        c)        the Bank may exercise any and all rights it has under any of the Loan  Documents  and  proceed to protect and enforce the Bank's rights by any action at law, in equity or other appropriate proceeding as it relates to such Fund.

             In the event that a Default has occurred and is continuing, each Borrower  and each Fund  authorizes  the Bank and the
Custodian  to charge and setoff against any deposit account or other account  maintained  with either the Bank or the  Custodian on behalf of such Fund and apply the proceeds thereof against repayment of any unpaid Obligations of the Borrower with respect to such
Fund,  as  appropriate.  The  foregoing  shall be in addition to any other  rights or remedies the Bank and the Custodian  may have against the Borrower with respect to such Fund following the occurrence of a Default hereunder.

             5.         Notices.  All notices hereunder shall be in writing and shall be deemed to have been given one Business Day after  delivery  to an  overnight courier or when  delivered  by hand to the address given  below and in each case such delivery is confirmed to have been made.  Notices to the Bank shall be given to State Street Bank and Trust Company, Lafayette Corporate Center,
2 Avenue de Lafayette, 2nd Floor, Boston,  Massachusetts 02111 Attn.: James H. Reichert, Asst. Vice President or Mutual Fund Lending
Department  Head, and  notices to the Borrower  or Fund shall be deemed to have been  given if given at the  address  stated at the beginning of this Agreement, Attention:  Charles D. Gariboldi, Treasurer.

             6.         Amendments and Waivers.  No waivers shall be  effective  unless in  writing.  No right of the Bank shall be exclusive of any other right of the Bank now or hereafter available under the Loan Documents, at law, in equity or otherwise; or by statute or any other provision of law; and no course of dealing or delay by the Bank in exercising any right hereunder shall operate as a waiver thereof or otherwise affect any rights or remedies of the Bank. All amendments  hereto must be in writing signed by all parties hereto.

             7.         Assignments and Participations.  The Borrower or Fund may not assign or transfer or participate  any of its rights  under any of the Loan  Documents  without the prior  written consent of the Bank.  The Bank may assign, pledge, transfer or participate  its  rights hereunder  to any  Federal Reserve  Bank. With the  prior  written  consent  of each  Borrower  (not to be unreasonably  withheld) the Bank may assign or transfer its rights hereunder  to any other  entity.  The Bank may  participate  its rights  hereunder  to any entity,  provided however that no such entity  taking a  participation interest in the Borrower or Fund's
Obligations, without the consent of the  Borrower or Fund, shall have any rights with respect to such participation  other than for the right to vote on changes in interest, fees, commitment amount, principal payments, and any advance rate described herein.

             8.         Mergers, Consolidations, and  Sales of Assets.  The  Borrower  or Fund  will  not  consolidate,  merge,  or reorganize its assets without the prior consent of the Bank, except that:

                        a) the  Borrower or Fund may sell its assets  in the  ordinary  course  of  business  as  described  in its
Prospectus;

                        b) the  Borrower or Fund may merge, consolidate  or reorganize  its assets with  another  Borrower or Fund;
provided that the Borrower or Fund shall provide notice to the Bank of its intention to merge, consolidate or reorganize its assets no later than ten (10) Business Days prior to the date of merger, consolidation or reorganization,  including a revised  Appendix I attached hereto signed by an authorized officer which shall give effect to such merger, consolidation, or reorganization; and

                        c) the Borrower or Fund may merge, consolidate or reorganize its assets with or into any other  entity,  or otherwise  liquidate its assets; provided, however (i) the Borrower or Fund shall  provide  notice to the Bank of its  intention to merge,  consolidate, reorganize or liquidate  its  assets  no later  than  ten  (10)  Business  Days  prior to the date of  merger, consolidation,  reorganization or liquidation, including a revised Appendix I attached hereto signed by an authorized officer which gives effect to such merger,  consolidation, reorganization or liquidation, (ii) all Obligations of the Borrower or Fund shall have been paid in full prior to such merger, consolidation, reorganization or  liquidation if such Borrower or Fund is not the surviving entity;  and (iii) from the effective date of such merger, consolidation, reorganization or liquidation, the Borrower or Fund shall no longer be permitted to make a borrowing request hereunder and shall be terminated from the Agreement unless such Borrower or Fund is the surviving entity.

             9.         Waiver of Jury Trial. Except as prohibited  by law,  neither  the  Borrower  or Fund nor the Bank,  nor any assignee or successor of the Borrower or Fund or the Bank,  shall seek a jury trial in any lawsuit, proceeding, counterclaim or any other  litigation  procedure based upon or arising out of any of the Loan Documents. Neither the Borrower or Fund nor the Bank will seek to consolidate any such action, in which a jury trial has been waived, with any other action in which a jury trial has not been waived. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY  DISCUSSED BY THE PARTIES HERETO, AND THE PROVISIONS HEREOF SHALL BE SUBJECT
TO NO EXCEPTIONS.  NO PARTY HERETO HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION
WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

             10.        Jurisdiction.  EACH OF THE LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF
THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH BORROWER AND FUND AGREES THAT
ANY SUIT FOR THE ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS  OR ANY
FEDERAL  COURT  SITTING  THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH
SUIT  BEING MADE UPON THE BORROWER OR FUND BY MAIL AT THE  ADDRESS  SPECIFIED  ABOVE.  EACH  BORROWER  AND FUND  HEREBY  WAIVES ANY
OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH  COURT OR THAT  SUCH  SUIT IS  BROUGHT  IN AN
INCONVENIENT COURT.

             11.        Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original document.

             12.        Definitions.  Except as otherwise defined herein, all financial  terms shall be defined in accordance  with generally accepted accounting principles.  The following defined terms as used herein shall have the following meanings:

                        "Business  Day" means any day excluding Saturday  and Sunday and excluding  any other day which shall be in
Boston, Massachusetts a legal holiday or a day on which banking institutions are authorized by law to close.

                        "Custodian" means State Street Bank and Trust Company.

                        "Investment Adviser" means Thrivent Financial for Lutherans, and any of its affiliates.

                        "Investment  Company Act" means the Investment Company Act of 1940, as amended,  together  with all related rules and regulations promulgated by the United States Securities and Exchange Commission relating thereto.

                        "Loan Documents" means this Agreement, the Note and any other documents executed in connection herewith, as the same may be amended, superseded or replaced.

                        "Material Adverse Effect" shall mean a material adverse effect on (a) the business condition  (financial or otherwise),  operations,  performance  or  properties  of the  Borrower  or Fund, (b) the rights or remedies of the Bank under this
Agreement, or (c) the ability of the Borrower or Fund to perform its obligations under this Agreement.

                        "Obligations"  means any  and  all  obligations of the  Borrower or Fund to the  Bank  of  every  kind  and description, direct or  indirect, absolute or contingent,  primary or  secondary,  due or to become due,  now existing or hereafter arising, regardless of how they arise or by what agreement or  instrument,  if any, and including  obligations  to perform acts and refrain from taking action as well as obligations to pay money.

                        "Prospectus" means the currently effective Prospectus and Statement of Additional Information  delivered to the purchasers of shares of a Fund.

             If the foregoing satisfactorily sets forth the terms and conditions of the Committed Line, please execute and return to the  undersigned each of the Loan Documents  and such other documents  and  agreements  as the Bank may request.  We are pleased to provide the Committed Line to each Borrower and Fund and look forward to the ongoing development of our relationship.

                                                                         Sincerely,

                                                                         STATE STREET BANK AND
                                                                         TRUST COMPANY, as Bank

                                                                         By: /s/ James H. Reichart
                                                                             ---------------------------------------
                                                                             James H. Reichert, Asst. Vice President

Acknowledged and Accepted:

LB SERIES FUND, INC.,
on behalf of its fund series as listed in Appendix I attached hereto

By: /s/ Charles D. Gariboldi
    --------------------------------------
    Charles D. Gariboldi, Treasurer

THE LUTHERAN BROTHERHOOD FAMILY OF FUNDS,
on behalf of its fund series as listed in Appendix I attached hereto

By: /s/ Charles D. Gariboldi
    --------------------------------------
    Charles D. Gariboldi, Treasurer

THE AAL MUTUAL FUNDS,
on behalf of its fund series as listed in Appendix I attached hereto

By: /s/ Charles D. Gariboldi
    --------------------------------------
    Charles D. Gariboldi, Treasurer

AAL VARIABLE PRODUCT SERIES FUND, INC.,
on behalf of its fund series as listed in Appendix I attached hereto

By: /s/ Charles D. Gariboldi
    --------------------------------------
    Charles D. Gariboldi, Treasurer

Acknowledged:

STATE STREET BANK AND TRUST COMPANY,
as Custodian

By: /s/ Joseph L. Hooley
    --------------------------------------
    Joseph L. Hooley, Exec. Vice President

                                                              APPENDIX I

LB SERIES FUND, INC., a Minnesota corporation, on behalf of:
Opportunity Growth Portfolio
FTI Small Cap Growth Portfolio
Mid Cap Growth Portfolio
World Growth Portfolio
FI All Cap Portfolio
Growth Portfolio
MFS Investors Growth Portfolio
TRP Growth Stock Portfolio
Value Portfolio
High Yield Portfolio
Income Portfolio
Limited Maturity Bond Portfolio
Money Market Portfolio

THE LUTHERAN BROTHERHOOD FAMILY OF FUNDS, a Delaware business trust, on behalf of:
Lutheran Brotherhood Opportunity Growth Fund
Lutheran Brotherhood Mid Cap Growth Fund
Lutheran Brotherhood World Growth Fund
Lutheran Brotherhood Growth Fund
Lutheran Brotherhood Fund
Lutheran Brotherhood Value Fund
Lutheran Brotherhood High Yield Fund
Lutheran Brotherhood Income Fund
Lutheran Brotherhood Municipal Bond Fund
Lutheran Brotherhood Limited Maturity Bond Fund
Lutheran Brotherhood Money Market Fund

THE AAL MUTUAL FUNDS, a Massachusetts business trust, on behalf of:
AAL Technology Stock Fund
AAL Aggressive Growth Fund
AAL Small Cap Stock Fund
AAL Small Cap Index Fund II
AAL Small Cap Value Fund
AAL Mid Cap Stock Fund
AAL Mid Cap Index Fund
AAL Mid Cap Index Fund II
AAL International Fund
AAL Capital Growth Fund
AAL Large Company Index Fund
AAL Large Company Index Fund II
AAL Equity Income Fund
AAL Balanced Fund
AAL High Yield Bond Fund
AAL Municipal Bond Fund
AAL Bond Fund
AAL Bond Index Fund
AAL Money Market Fund

AAL VARIABLE PRODUCT SERIES FUND, INC., a Maryland Corporation, on behalf of:
AAL Technology Stock Portfolio
AAL Small Cap Stock Portfolio
AAL Small Cap Index Portfolio
AAL Mid Cap Stock Portfolio
AAL Mid Cap Index Portfolio
AAL International Portfolio
AAL Capital Growth Portfolio
AAL Large Company Index Portfolio
AAL Balanced Portfolio
AAL High Yield Bond Portfolio
AAL Bond Index Portfolio

                                                              EXHIBIT A

                                                           PROMISSORY NOTE

$_____________                                           ________________, 2003
                                                                                                             Boston, Massachusetts

             For value received, the undersigned (the "Borrower") hereby promises to pay to State Street Bank and Trust Company (the
"Bank"), or order, at the head office of the Bank at 225 Franklin Street,  Boston,  Massachusetts  02110 in  immediately  available
United States dollars, the principal amount of  ____________________________ Dollars  ($_____________),  or, if less, the aggregate original principal amount of outstanding Loans which have not been prepaid as provided herein.  Each Loan shall be payable upon the earliest to occur of 60 days after the date on which such Loan is made, the date on which the Loan becomes due whether following the occurrence  of a  Default  or as  otherwise  described  in the Loan  Agreement, as  hereinafter defined, or  ________________  (the
"Expiration  Date").  Interest on the unpaid principal amount outstanding hereunder shall be payable at the variable rate per annum equal to the Bank's overnight federal funds rate as determined by the Bank (established  daily at 9:30 A.M.  Boston time) plus .50%
per annum.  Interest  on  principal outstanding  hereunder shall be payable monthly in arrears on the  fifteenth  day of each month
(provided, however, that is such day is not a Business Day, interest  shall be payable on the preceding  Business Day) beginning on the first such date following the date hereof, with all accrued and unpaid interest due and payable upon the Expiration Date or when principal outstanding hereunder is otherwise due and payable.  Each change in such interest  rate shall take effect  simultaneously with the corresponding change in such federal funds rate. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed, including holidays or other days on which the Bank is not open for the conduct of banking business.

             All Loans hereunder and all payments on account of principal and  interest  hereof shall be recorded by the Bank.  The entries on the records of the Bank (including any appearing on this Note), absent  manifest  error,  shall govern and control as to amounts outstanding  hereunder.  The Bank shall provide the undersigned  with  written  confirmation  of any  advance or  repayment hereunder, provided however, that the failure by the Bank to provide any such written confirmation or make any entry on the records of the Bank as described above, shall not affect the obligation of the undersigned to make payments of principal and interest on all
Loans as provided herein and in the Loan Agreement.

             Following the occurrence and during the continuance of a Default hereunder,  unpaid  principal on any Loan, and to the extent permitted by applicable law, unpaid interest on any Loan, shall thereafter bear interest and such default  interest shall be payable on demand, until paid in full (after as well as before judgment) at a rate per annum  equal to two  percent  (2%) above the rate otherwise applicable to such Loan hereunder.

             This Note is issued pursuant to, and entitled to the benefits of, and is subject to, the provisions  of a certain loan agreement  dated  ______________,  2003 by and  between the  undersigned and the Bank (herein, as the same may from time to time be amended or  extended,  referred to as the "Loan Agreement"), but neither this  reference to the Loan  Agreement  nor any  provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned maker of this Note to pay the principal of and  interest  on this Note as herein  provided.  All terms not  otherwise defined  herein shall be used as defined  in the Loan
Agreement.

             The  undersigned  may at its option prepay all or any part of the  principal  of this Note  without  penalty.  Amounts prepaid may be reborrowed subject to the terms of the Loan Agreement.

             Any deposits or other sums at any time credited by or due from the Bank to the undersigned and any securities or other property of the  undersigned  at any time in the  possession of the Bank may at all times be held and treated as collateral for the payment of this Note.

             The undersigned maker and every endorser and guarantor hereof hereby waives presentment, demand,  notice,  protest and all other demands and notices in connection with the delivery,  acceptance, performance, default or enforcement hereof and consents that this Note may be extended  from time to time and that no such extension or other indulgence, and no  substitution,  release or surrender of collateral and no discharge or release of any other party  primarily or secondarily liable hereon, shall  discharge or otherwise  affect  the  liability  of the  undersigned,  endorser  or  guarantor.  No delay  or omission on the part of the Bank in exercising  any right  hereunder  shall operate as a waiver of such right or of any other right hereunder, and a waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

             The Bank and the undersigned Borrower  acknowledge and agree that all persons  dealing with such  Borrower  shall look solely to the trust or corporate (as appropriate) property of such Borrower constituting assets of the Funds for the enforcement of any claim against such Borrower.  None of the directors,  trustees, officers, employees, agents or  shareholders of the Borrower on behalf of a Fund assumes any personal  liability for the obligations entered into on behalf of the Borrower or Fund with respect to the Note. In addition, the principal amount of the Loans and accrued interest  thereon,  any fees or additional  amounts payable in connection  with or relating to such Loans  pursuant to this  Agreement, and all other obligations of a Borrower,  shall be paid or repaid solely from the assets of the Fund  constituting a series of such Borrower, for which a Loan is made and the Bank shall have no right of recourse or offset against the assets of any other series of the Borrower or any other Borrower or Fund.

             This  instrument shall have the effect of an instrument executed  under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions  contained therein).

WITNESS:                                                                [BORROWER]

______________________________                                          By:  _____________________________
                                                                        Title:  ____________________________

                                             SCHEDULE I TO NOTE DATED ____________, 2003
                                                FROM _____________________ TO THE BANK

Date of Loan          Amount of Principal                Amount of Principal Paid      Outstanding Balance      Notation Made By

                                                              APPENDIX I
                                                               TO NOTE

                                                     List of Borrowers and Funds

                                                              EXHIBIT B

                                                      ADVANCE / PAYDOWN REQUEST

                                      LOAN REQUESTS DUE BY 4:00 PM (BOSTON) FOR SAME DAY FUNDING

DATE:
------------------ -----------------------------------------------------------------------------------------------------------------
------------------ -----------------------------------------------------------------------------------------------------------------

TO:                State Street Bank and Trust Company
------------------ -----------------------------------------------------------------------------------------------------------------
------------------ -----------------------------------------------------------------------------------------------------------------

FAX:               617-664-3941; or
                   617-664-3874
------------------ -----------------------------------------------------------------------------------------------------------------
------------------

ATTN:              Howard Fan (tel:  617-664-4005); or
                   Monse Velazquez (tel:  617-664-2145)
------------------ -----------------------------------------------------------------------------------------------------------------
------------------

FROM:              (Name), Thrivent Financial for Lutherans
------------------ -----------------------------------------------------------------------------------------------------------------
------------------

In connection with the Loan Agreement dated ______________ and related documents currently in effect with State Street Bank and
Trust Company, effective __________ (date), __________________________ (the Borrower), hereby requests on behalf of
________________________________________ (the Fund) (please include 4-digit fund # and DDA:
__________________________________________)
a (please check appropriate box):
                                                   Loan Advance: ? Loan Pay-down: ?
                                                           Existing Loan Rollover*: ?
                                       *(all Loans to a Fund may not be outstanding for more than 60 days)

in the amount of $________________________.  This Loan (if applicable) shall be charged interest according to the terms of the Loan
Agreement.  The Loan should be recorded on the books of the Borrower or Fund with the Bank; and interest payable to the Bank should be recorded at the agreed upon rate.

Further, the Borrower or Fund hereby represents and warrants that:

1.         The proceeds of the Loan shall be used in conformance with the terms of the Loan Agreement, and that no Default has occurred thereunder;

2.         The Borrower or Fund is in compliance with all the terms and conditions of the Loan Agreement and will remain in compliance therewith after giving effect to the making of the requested Loan; and

3.         All Representations and Warranties, as set forth in Section II, Paragraph 2 of the Loan Agreement are true and correct on and as of the date hereof; and

4.         The following amounts and statements are true in connection with the requested Loan:

           (a)       Existing Loan Balance (if any):                               $_________________

           (b)       Loan Request / (Pay-down amount):                             $_________________

           (c)       Sum of (a) and (b):                                           $_________________
                     (not to exceed $75,000,000)

           (d)       Fund's total assets:                                          $_________________
                     (after giving effect to the requested Loan)

           (e)       Asset Coverage [(c) divided by (d)]:                          ________________%
                     *pursuant to Section I, Paragraph 2 of the Loan Agreement,  not to exceed the least of 15% or such Fund's prospectus borrowing limit

The undersigned is a duly authorized officer of the Borrower or Fund with authority to execute and deliver this document to the Bank and request the Loan described herein on behalf of the Borrower or Fund.  The undersigned further certifies that after giving effect to the requested Loan, the total amount of all Loans to all Borrowers and Funds does not exceed $75,000,000.

                                                                 By:
                                                                                 ---------------------------------------------------
                                                                 Name:
                                                                                 ---------------------------------------------------
                                                                 Title
                                                                                 ---------------------------------------------------
                                                                 Date:
                                                                                 ---------------------------------------------------

                                                      EXHIBIT C

                                                     INDEBTEDNESS

                                                        NONE

                                                       EXHIBIT D

                                                      ENCUMBRANCES

                                                          NONE

                                                        EXHIBIT E

                                                        LITIGATION

                                                          NONE